STATE o/DELAWARE CERTIFICATE o/INCORPORATION A STOCK CORPORATION

•   First: The name of this Corporation is Kids Castle Educational Corporation

•  Second: Its registered office in the State of Delaware is to be located at

919 North Market Street, Suite 950             Street, in the City of---=-Wi..:..:1.:.:..:lm=in"-'gz..::to:::.:n.,;                         _ County of     New Castle                    Zip Code 19801

The registered agent in charge thereof is _I_n_c_o_r_p_s_e_r_v_1._c·_e s _ _ _ _ _ _ _

Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

•  Fourth: The amount of the total stock of this corporation is authorized to issue is

100,000,000                                  shares (number of authorized shares) with a par value of

.000001                                    per share.

•  Fifth: The name and mailing address of the incorporator are as follows: Name Min-Tan Yang

Mailing Address 98 Min Chuan Road

Taipei  Taiwan                         Zip Code

•I,The Undersigned,  for the purpose of forming a corporation  under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this

21             day of       March           , AD. 20--'-1-'-1_

BY: 1ft. - ncorporrj NAME:  Min-Tan   Yang

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STATE OF DELAWARE CERTIFICATE OF CONVERSION

FROM A NON-DELAWARE CORPORATION TO A DELAWARE CORPORATION PURSUANT TO SECTION 265 OF THE DELAWARE GENERAL CORPORATION LAW

1.) The jurisdiction where the Non-Delaware Corporation first formed is Florida

2.)The jurisdiction immediately prior to filing this Certificate is Florida

3.)The date the Non-Delaware Corporation first formed is o7 I 1 9 1 1 9 8 5

4.) The name of the Non-Delaware Corporation immediately prior to filing this Certificate is Kids Castle Educational Corporation

5.)Thename of the Corporation as set forth in the Certificate of Incorporation is Kids Castle Educational Corporation

INWITNESS WHEREOF, the undersigned being duly authorized to sign on  behalf of the converting Non-Delaware Corporation have executed this Certificate on the

21                      day of March                      , A.D._2_0_1_1                  _

Name: Min-Tan, Yang

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Title: Chiet Executive otticer Print or Type